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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): August 15, 2000




                                MD2PATIENT, INC.
                            (Exact name of registrant
                          as specified in its charter)




      Tennessee                     333-91619                     62-1798114
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   (State or other                 (Commission                (I.R.S. Employer
   jurisdiction of                 File Number)              Identification No.)
   incorporation)



         501 Corporate Centre Drive, Suite 200
         Franklin, Tennessee                                         37067
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         (Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (615) 383-8400


                                       N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

         On Tuesday, August 15, 2000, an article regarding the Company was printed in The Tennessean newspaper that contained several errors regarding the Company and the status of its negotiations with respect to various strategic alternatives it is considering. This current report is being filed to correct such errors.

         As previously disclosed, due to an acceleration of the Company's business plan through, among other things, the expansion of its technical and sales infrastructure, the Company has experienced an increase in the general and administrative expenses associated with operating its business. Given the Company's limited capital resources, it has been actively pursuing various sources of new cash financing, including the possibility of creating a new series of preferred stock to be issued to institutional investors in connection with a convertible debt or equity investment in the Company. Additionally, the Company is exploring other strategic alternatives that may include a joint venture, strategic alliance or, possibly, the sale of the Company. To date, the discussions regarding the possible sale of the Company have been preliminary in nature and subject to, among other things, a mutually acceptable valuation of the Company and, in at least one instance, an acceptable valuation of the potential acquiror. Accordingly, the newspaper report indicating that the Company could "soon be merged into a new company" is inaccurate. The speculative nature of any transaction with the party described in the newspaper article is compounded by the fact that the potential acquiror must successfully complete the consolidation of six other companies in connection with, or immediately prior to, any proposed transaction with the Company. While the Company will continue to explore any number of possible strategic alternatives, only preliminary discussions have occurred to date.

         Similarly, contrary to the contents of the article, while the Company is also discussing a strategic alliance to provide services as the Internet portal for the group of companies being consolidated, to date the Company has neither entered into any such strategic alliance nor executed a letter of intent to do so.

MANAGEMENT AND OPERATIONAL CHANGES

         In an effort to reduce current operating expenses, the Company will reduce its work force from 58 to approximately 35 employees. As part of this reduction, Mr. Joseph B. Crace, Chief Executive Officer and President of the Company, has voluntarily agreed to resign as an officer of the Company to pursue other opportunities, but will continue to assist the Company as a member of its board of directors. Mr. Nicholas A. Balog, Executive Vice President of Operations, has also elected to resign to pursue other opportunities. The specific terms of their departure are still being discussed. Mr. John E. Blount, a founder and the Executive Vice President of Physician Services, will succeed Mr. Crace as Chief Executive Officer and will focus on the Company's relationship with its physician subscribers to its Internet services. Mr. James
G. Petway, Jr., Executive Vice President and Chief Financial Officer, has been appointed to serve as President of the Company and will assume day-to-day operating responsibility. Mr. Petway will also retain the title of Chief Financial Officer.


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         In an effort to further reduce operating expenses, each of the four senior executive officers of the Company and certain other employees have agreed to a salary deferral pending the receipt by the Company of additional financing. With these changes, the Company believes it has reduced its monthly operating expenses to approximately $450,000.

         Some of the information provided above constitutes forward-looking statements which are subject to the safe-harbor provisions of the federal securities laws. In particular, our estimate of future monthly operating expenses, as well as our discussion of possible strategic alternatives, constitute such forward-looking statements. These forward-looking statements are based on our current expectations and are subject to material risks and uncertainties. Actual results could differ materially from these forward-looking statements depending on changes in external competitive market factors, capital market conditions, the effectiveness of our marketing and promotion strategies or our ability to execute our business strategy. These matters and other business risks to which the Company is subject are discussed in our periodic reports and in our registration statement on Form S-1 filed with the Securities and Exchange Commission. In particular, investors are urged to review carefully the information under the caption "Risk Factors" contained in the registration statement. The documents may be obtained by accessing the database maintained by the Securities and Exchange Commission at www.sec.gov or by contacting the Company at the address or telephone number on the cover of this Report. We undertake no responsibility to update any of these forward-looking statements.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MD2PATIENT, INC.



                                            By:    /s/ James G. Petway, Jr.
                                               --------------------------------
                                                 James G. Petway, Jr.
                                                 President



Dated:  August 23, 2000


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